UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PREDICTIVE ONCOLOGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PREDICTIVE ONCOLOGY INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 18, 2019

To the Stockholders of

PREDICTIVE ONCOLOGY INC.:

Purpose of Supplement

Predictive Oncology Inc. (the “Company”) is furnishing this supplement to its proxy statement in connection with the Company’s Annual Meeting of Stockholders to be held on December 18, 2019, to provide additional information concerning Proposal 3 in the Company’s definitive proxy statement dated November 25, 2019, filed with the Securities and Exchange Commission and amended on December 4, 2019 (the “Proxy Statement”). As described below the Company is changing Proposal 3 relating to the approval of a new amended and restated version of the Amended and Restated 2012 Stock Incentive Plan (as proposed to be amended and restated, the “Restated Plan”). The purposes of this supplement is to change Proposal 3 to request that the share reserve under the Restated Plan be set at 1,600,000 shares, which represents an increase of 600,000 shares over the existing share reserve under the existing version of such plan. Under Proposal 3 in the Proxy Statement as originally filed, the requested share reserve under the Restated Plan was 3,500,000 shares.

Please carefully review the procedures described under “Voting Procedures” below to ensure that your vote is counted properly at the annual meeting. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended on December 4, 2019 and as supplemented by this supplement. This supplement is first being distributed to stockholders on or about December 9, 2019. Only stockholders of record as of the close of business on November 13, 2019, are entitled to receive notice of and to vote at the annual meeting.

Voting Procedures

Please note that the previously distributed proxy card should continue to be used for voting at the annual meeting. We are not providing a new proxy card, even though the description of Proposal 3 on the proxy card reflects the previously requested larger increase in the share reserve. At the annual meeting, any votes in favor of Proposal 3 will apply to the revised proposal that will result in a new share reserve of 1,600,000 rather than the previously requested reserve. The following procedures apply:

•	If you have not yet voted, please do so as soon as possible.

•	If you have already voted and you do not wish to change your vote, you do not need to vote again. Votes already cast will remain valid and will be voted at the annual meeting unless changed or revoked. If you voted “FOR” Proposal 3, your vote will now be cast “FOR” the proposal as revised, which will result in a new share reserve of 1,600,000.

•	If you have already voted and wish to change your vote, you may do so by voting as you now wish to vote. You can submit a duly executed proxy card bearing a later date or vote by Internet.
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•	Note: Due to the shortness of time until the Annual Meeting, and to ensure that changed votes will be timely received and tabulated, we recommend that any stockholders who wish to change their vote, or who have not yet voted, utilize Internet voting at vote.corporatestock.com.

WE URGE YOU TO VOTE AS SOON AS POSSIBLE IN ACCORDANCE WITH THE VOTING INSTRUCTIONS PREVIOUSLY SENT TO YOU, AND THE SUPPLEMENTAL VOTING PROCEDURES DESCRIBED ABOVE.

Additional Information Regarding Proposal 3

The following information supplements the Company’s request under Proposal 3 to approve the Restated Plan. After making the Proxy Statement available to stockholders, management discussed the proposed share reserve with several stockholders. After listening to the concerns expressed by these stockholders and after further consideration, it was determined that the requested share reserve should be set at a lower amount so as to reduce the potential dilutive impact of the Restated Plan on stockholders as compared to the originally proposed share increase. Management recommended that the requested share reserve under the Restated Plan be set at 1,600,000 shares, an increase of 600,000 shares, and the Board approved this change to Proposal 3.

As a result of the Amendment, Section 5.1 of the Restated Plan reads as follows:

“5.1. Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 1,600,000 shares of Common Stock. In addition, as of the Effective Date, any shares available in the reserve of the Prior Plan (as defined in Section 10.18) shall be added to the Plan share reserve and be available for issuance under the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares of Common Stock that are issued under the Plan or are subject to Incentives awarded under the Plan will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.”

There are no other changes to the Restated Plan, as attached to the Proxy Statement as originally filed.

Board Recommendation and Vote Required

As our Board of Directors continues to believe that (a) the number of shares currently available for issuance under the Existing Plan is not sufficient in view of our compensation structure and strategy and that (b) the availability of the additional shares under the Restated Plan, as amended by the Amendment, sought in Proposal 3 will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the Restated Plan, as amended by the Amendment, the Board recommends a vote in favor of Proposal 3 as modified.

In re-evaluating the proposal, the Predictive Board took into account the needs of the Company to grant further equity awards to current and future executive officers and key employees and directors of Predictive. As stated in the Proxy Statement, currently, options to purchase 718,564 shares of common stock are subject to outstanding stock options under the Restated Plan. The Board also carefully considered the concerns expressed by certain stockholders about the level of potential dilution represented by the proposed increased and determined that an increased share reserve of 1,600,000 would be appropriate.

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The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the proposed Restated Plan, as amended by the Amendment. The Board of Directors continues to recommend that you vote “FOR” the approval of Proposal 3, as amended by this Proxy Supplement.

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On November 25, 2019, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on our website at http:// http://investors.skylinemedical.com or by writing to the Company’s Secretary at the address of our principal executive offices at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

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Important Notice Regarding the Availability of Proxy Materials for The Stockholder Meeting to Be Held on December 18, 2019:

The Proxy Statement and this Supplement, as well as the 2018 Annual Report to Stockholders, are available at http://investors.skylinemedical.com

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